As filed with the Securities and Exchange Commission on November ___, 2001.

                                                    Registration No 333-34604

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                            POST-EFFECTIVE AMENDMENT

                             Registration Statement
                                      Under
                                 THE SECURITIES ACT OF 1933

                               CEL-SCI Corporation
                     --------------------------------------
               (Exact name of registrant as specified in charter)

                                    Colorado
                             ---------------------
                 (State or other jurisdiction of incorporation)

                                              8229 Boone Blvd. #802
                                             Vienna, Virginia  22182
          84-09l6344                            (703) 506-9460
        --------------                    ---------------------------
     (IRS Employer I.D.                (Address, including zip code, and
         Number)                        telephone number including area
                                        of principal executive offices)

                                  Geert Kersten
                              8229 Boone Blvd. #802
                             Vienna, Virginia 22182
                                 (703) 506-9460
                    ---------------------------------------
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                 As soon as practicable after the effective date
                         of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering.
[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

            The purpose of this Post-Effective Amendment is to deregister and remove from registration 3,480,670 shares of common stock which were originally registered under this Registration Statement, since these shares have now been registered by means of a new registration statement on Form S-3 (File No. 333-71650).

            The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                POWER OF ATTORNEY

         The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, State of Virginia, on the 5th day of November, 2001.

                               CEL-SCI CORPORATION


                               By: /s/ Maximilian de Clara
                                   -----------------------------------
                                   Maximilian de Clara, President

      Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title                        Date

/s/ Maximilian de Clara         Director and Principal    November 5, 2001
-----------------------         Executive Officer
Maximilian de Clara

/s/ Geert R. Kersten             Director, Principal      November 5, 2001
-------------------------        Financial Officer
Geert R. Kersten                 and Chief Executive Officer


/s/ Geert R. Kersten             Director                 November 5, 2001
-------------------------
Alexander G. Esterhazy, by
Geert R. Kersten, as his attorney-in-fact


/s/ Geert R. Kersten             Director                 November 5, 2001
-------------------------
D. Richard Kinsolving, by
Geert R. Kersten, as his attorney-in-fact